Exhibit 5.1

November 3, 2026

GeoVax Labs, Inc.
1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, filed on November 3, 2026 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”), which relates to the issuance and sale by the Company, in a firm commitment underwritten public offering, of (i) 29,585,798 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 29,585,798 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) up to 29,585,798 shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus supplement other than as expressly stated herein with respect to the Securities.

We have examined the Registration Statement and the Prospectus that forms a part thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into between the Company and E.F. Hutton & Co. filed as an exhibit to the Registration Statement, the form of Pre-Funded Warrant filed as an exhibit to the Registration Statement, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement, the authorization of the Securities and the issuance and sale of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each of the Underwriting Agreement and each Pre-Funded Warrant will be duly authorized, executed and delivered by, and will constitute valid and binding obligations of, the parties thereto other than the Company; (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (e) that the Registration Statement will have become effective under the Securities Act, and that such effectiveness will not have been terminated, suspended or withdrawn, at the time the Securities are issued and sold; (f) that the Securities will be issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, and that the public offering price per Share and per Pre-Funded Warrant, as finally determined by the Company and the Underwriter, together with the exercise price payable upon exercise of each Pre-Funded Warrant, will in each case be not less than the par value of the Common Stock; and (g) that, at the time of each issuance of the Pre-Funded Warrant Shares, the Company will have a sufficient number of shares of Common Stock authorized by its certificate of incorporation and available for issuance, and not otherwise reserved for issuance or outstanding, to permit such issuance in full.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

(1) the Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

(2) the Pre-Funded Warrants, when duly executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3) the Pre-Funded Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed in paragraph (2) above is subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and remedies, (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such principles are considered in a proceeding in equity or at law, and (c) public policy considerations that may limit the rights of parties to obtain indemnification or contribution. We express no opinion as to any provision of the Pre-Funded Warrants that purports to waive or limit rights or defenses, to establish evidentiary standards, to grant rights of set-off, or to require the payment of liquidated damages, premiums or amounts that a court may determine to constitute a penalty.

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL, as currently in effect, and, solely with respect to the opinion expressed in paragraph (2) above, the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof and speaks as of the date on which the Registration Statement becomes effective under the Securities Act, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement, including under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP